UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	98-0568153
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2575 McCabe Way, Suite 100 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-138951

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	The Nasdaq Stock Market LLC

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Common Stock, par value $0.0001 per share, of Toga Limited (the “Registrant”). The description of the Common Stock contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-232607), as originally filed with the Securities and Exchange Commission (“SEC”) on July 11, 2019, as thereafter amended in the Registrant’s Form S-1/A Amendment No. 1, filed with the SEC on August 2, 2019, to which this Form 8-A relates are incorporated by reference herein.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 13, 2019

TOGA LIMITED

	By:	/s/ Alexander D. Henderson
	Name:	Alexander D. Henderson
	Title:	Chief Financial Officer

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